SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

COMARCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

COMARCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 19, 2002

To the Shareholders of COMARCO, Inc.:

      The Annual Meeting of the Shareholders of COMARCO, Inc., a California corporation (the “Company”) will be held at the Hilton Orange County Airport, 18800 MacArthur Blvd, Irvine, CA, (949) 833-9999, on June 19, 2002 at 10:00 A.M. for the following purposes:

1. To elect six Directors;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only holders of record of the Company’s Common Stock at the close of business on May 3, 2002 are entitled to notice of and to vote at the Annual Meeting.

      The Board of Directors of the Company intends to present Don M. Bailey, Gen. Wilbur L. Creech, Thomas A. Franza, Gerald D. Griffin, Jeffrey R. Hultman, and Erik van der Kaay as nominees for election as Directors at the Annual Meeting.

      Each shareholder is cordially invited to be present and to vote in person at the meeting. TO ASSURE REPRESENTATION AT THE MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. Shareholders who attend the meeting may still vote in person, even if they have previously mailed a proxy, by notifying the Secretary of their intention to do so.

BY ORDER OF THE BOARD OF DIRECTORS

PEGGY L. VESSELL,
Secretary

Irvine, California

May 23, 2002

PROXY STATEMENT
GENERAL INFORMATION
VOTING RIGHTS
ITEM 1 ON PROXY CARD ELECTION OF DIRECTORS
BOARD ORGANIZATION AND COMMITTEE MEETINGS
DIRECTORS COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE COMPARISON
EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
SELECTION OF AUDITORS
SHAREHOLDER PROPOSALS FOR SUBMISSION AT 2003 ANNUAL MEETING
OTHER MATTERS

COMARCO, INC.

2 Cromwell Drive
Irvine, CA 92618

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 19, 2002

GENERAL INFORMATION

      The Board of Directors of COMARCO, Inc., a California corporation, (“COMARCO” or the “Company”), furnishes this Proxy Statement in connection with the solicitation of proxies. It will be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 19, 2002 at 10:00 A.M. at the Hilton Orange County Airport, 18800 MacArthur Blvd, Irvine, CA, (949) 833-9999, or any adjournment thereof, for the purposes set forth in the accompanying notice of meeting. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about May 23, 2002.

      A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company a notice of revocation; (2) filing with the Secretary of the Company a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and expressing his intention to vote the shares in person. In the absence of such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein.

      The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company. The Company may make arrangements with various brokerage houses or other nominees to send proxy materials to the beneficial owners of stock and may reimburse them for their reasonable expenses in connection therewith.

VOTING RIGHTS

      The Company’s only class of voting securities is its Common Stock. Only shareholders of record at the close of business on May 3, 2002 will be entitled to vote at the Annual Meeting. As of said date there were outstanding 6,985,462 shares of Common Stock. The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each share is entitled to one vote except that each shareholder is entitled to cumulate his shares in the election of Directors, provided that at least one shareholder has given notice, prior to the voting, of his intention to do so. If cumulative voting is in effect, each shareholder may give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares held by him, or he may distribute his votes on the same principle among as many candidates as he thinks fit. With respect to shares of Common Stock held by brokers in street name for the beneficial owners thereof, the election of Directors is a “routine” matter upon which the brokers, as the holders of record, may vote these shares for which the beneficial owners have not provided them specific instructions.

      With respect to the election of directors, the six nominees receiving the greatest number of votes at the Annual Meeting shall be elected Director. If cumulative voting is in effect, shareholders may cumulate their votes for one or more candidates in the manner and upon satisfaction of the conditions described above. Votes against, votes withheld, and abstentions have no effect on voting for the election of Directors. If any other matters are presented at the Annual Meeting, a majority of the shares of Common Stock must vote upon the matter and the matter must be approved by a majority of the outstanding shares of Common Stock represented and voting at the meeting. Under California law, while abstentions and broker non-votes are counted to determine the presence of a quorum at the Annual Meeting, they will have the same effect as votes against any such other matters.

      Our officers, employees and directors may supplement their original solicitation of proxies by telephone, facsimile, e-mail and personal contact. We will pay no additional compensation to such persons for any of these activities.

ITEM 1 ON PROXY CARD

ELECTION OF DIRECTORS

      Six Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the six nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as Director, it is intended that if such an event should occur, such shares will be voted for the remainder of the nominees and for such substitute nominee or nominees as may be selected by the Board of Directors, unless a shareholder withholds authority to vote his shares (i) for all of the nominees by so indicating on the enclosed proxy card or (ii) for any one or more of the nominees by checking their names in the space provided on such card, in which case his shares will not be voted for such nominee or nominees. If cumulative voting is in effect for the election of Directors, the proxy holders will have the discretion to cumulate votes as provided by California law (see “VOTING RIGHTS”) and to distribute such votes among all the nominees or, if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, in such manner as they deem appropriate.

      All the nominees are currently serving as Directors of the Company. The term of office of each of the current Directors expires on the date of the Annual Meeting. All the nominees were elected at the last annual meeting.

      The following table sets forth information concerning the nominees and is followed by a brief biography of each nominee.

			Year First
			Elected
Name	Age	Principal Occupation	Director	Other Directorships

Don M. Bailey(3)	56	Chairman Of the Board	1991	None
Gen. Wilbur L. Creech (Ret.)(1)	75	Executive Consultant	1985	ESEA Corporation
Thomas A. Franza	59	President and Chief Executive Officer Of the Company	1998	None
Gerald D. Griffin(1)(2)(3)	67	Executive Consultant	1986	None
Jeffrey R. Hultman(1)(2)	62	Partner, Big Bear Sports Ranch	2000	None
Erik H. van der Kaay(2)	62	President, Chief Executive Officer and Chairman of the Board of Datum, Inc.	2001	RF MicroDevices and Transwitch Corporation

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating Committee

      Mr. Bailey has been Chairman of the Board since 1998. He also served as President and Chief Executive Officer of the Company from June 1990 to April 2000. From November of 1988 until May 1990 he served as Senior Vice President of the Company and, from January 1986 until October 1988 he served as Vice President, Corporate Development. He has been employed by COMARCO since May 1980.

      General Creech has been an executive consultant since 1984. General Creech’s client list as a consultant has included some of the largest corporations in America, and he is the author of the best-selling management book, The Five Pillars of TQM that currently is in eight languages and 11 printings. General Creech was Commander of the Tactical Air Command headquartered at Langley Air Force Base, Virginia from 1978 until his retirement in November 1984.

      Mr. Franza has been President and Chief Executive Officer of the Company since April 2000. He is also currently President of Comarco Wireless Technologies, Inc. and Comarco Wireless International, Inc. Mr. Franza served as Executive Vice President of the Company from 1995 to April 2000, as Senior Vice President of the Company from 1992 to 1995, and before then, as a Vice President from 1990 until 1992. He joined the Company in 1985.

      Mr. Griffin was the non-executive Chairman of the Board of the Company from 1988 until July 1998. In addition, Mr. Griffin has been an executive consultant since 1992. Previously he was Managing Director of the Houston Office of Korn/ Ferry International. From 1986 to 1988 he was President and Chief Executive Officer of the Houston Chamber of Commerce. Between 1982 and 1986 he was Director of NASA’s Johnson Space Center in Houston, Texas.

      Mr. Hultman is currently a partner in Big Bear Sports Ranch, a sports summer camp for school-age children. From 1991 through 1997, he was CEO of Dial Page, Inc. (a provider of wireless telecommunications throughout the Southeastern United States) until its merger with Nextel Communications, Inc. From 1987 through 1991, he was CEO of PacTel Cellular, which became AirTouch Communications. Prior to that, Mr. Hultman was an executive with Pacific Bell.

      Mr. van der Kaay is President and Chief Executive Officer of Datum, Inc., and since January 2000, Chairman of the Board. He has been a director of Datum since he joined the company in 1998. From 1990 to 1998, he held various positions within Allen Telecom (leading supplier of wireless equipment to the global telecommunications infrastructure market), most recently as Executive Vice President.

BOARD ORGANIZATION AND COMMITTEE MEETINGS

      During the fiscal year ended January 31, 2002, the Company’s Board of Directors met five times and the committees of the Board listed below met, in the aggregate, a total of eleven times. Each of the Company’s Directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees on which he served during the Company’s last fiscal year.

      Standing committees of the Board of Directors consist of the following:

      Audit Committee. The Audit Committee’s primary purpose is to aid the Directors in undertaking and fulfilling their responsibilities for financial reporting to the shareholders. It also supports and encourages efforts to improve the financial controls exercised by management and to ensure their adequacy for purposes of public reporting; and to review the engagement of the Company’s independent auditors and review with such accountants the scope and results of their annual audit of the Company. The Audit Committee met three times during the last fiscal year.

      Compensation Committee. The Compensation Committee reviews the compensation of officers and key employees, and makes awards under the Company’s 1982 and 1995 Employee Stock Option Plans and the Stock Option Plan for the Company’s subsidiary, Comarco Wireless Technologies, Inc. The Compensation Committee met six times during the last fiscal year.

      Nominating Committee. The Nominating Committee’s responsibilities include reviewing the qualifications of candidates for Board membership, recommending to the Board of Directors candidates for election by shareholders at annual meetings, recommending candidates to fill vacancies in directorships, and making recommendations to the Board of Directors concerning the composition of the Board of Directors. Shareholders may recommend persons to be nominated for election as directors. Such recommendations must be submitted in writing to the secretary of the Company and be received no later than 90 days before the date in a year that corresponds to the date on which the meeting was held during the preceding year. Nominees properly proposed by shareholders will be evaluated by the Nominating Committee. The Nominating Committee met twice during the last fiscal year.

DIRECTORS COMPENSATION

      Effective February 1, 2001 each director (other than Mr. Franza and Mr. Bailey) of the Company received compensation of $1800 per month, $1800 per attended Board Meeting and $900 per telephonic Board meeting. In addition, members of the committees received $750 per Committee meeting, and the Committee Chairman received an additional $750 per meeting. Effective July 1, 2001, each director (other than Mr. Franza and Mr. Bailey) of the Company receives compensation of $2000 per month, $2000 per attended Board Meeting and $1000 per telephonic Board meeting. In addition, members of the committees receive $1250 per Committee meeting, and the Committee Chairman receives an additional $750 per meeting. Mr. Franza and Mr. Bailey receive no compensation other than that received as officers of the Company.

      The Company’s shareholders have approved a Director’s Stock Option Plan, under which non-qualified stock options may be granted to non-employee directors. The maximum number of authorized shares is 637,500. The Board of Directors administers the Plan. The Board determines the number of shares with respect to which options will be granted, the date on which the options will be exercisable, and the installment provisions and other terms of the options. The option price per share is the fair market value based on the closing price of such shares on the date of the grant. Options vest in equal annual increments of 25% over the four-year period following their grant date. On and after the second anniversary of a Director’s election to the Board, the vesting schedule will be accelerated so that all options previously granted and granted thereafter become exercisable six months following the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s executive officers, Directors and persons that own more than 10% of the Company’s Common Stock are required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and furnish the Company copies of all such reports. The Company believes that, during the fiscal year ended January 31, 2002, its executive officers, Directors and persons that owned more than 10% of the Company’s Common Stock complied with the Section 16(a) reporting requirements on a timely basis, based on the reports received by the Company or written certification received by the Company from its executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information concerning the beneficial ownership of the Company’s outstanding Common Stock as of March 31, 2002 by each person or entity known by the Company that owns more than five percent of its outstanding Common Stock, each Director, each executive officer named in the “Summary Compensation Table” included in the “Executive Compensation” below, and all Directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated below, the address of each beneficial owner is c/o COMARCO, Inc., 2 Cromwell Drive, Irvine, California. 92618. Unless otherwise indicated below, the Company believes that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the shareholder’s name.

		Number of
		Shares
		Beneficially	Percent
Name and Address of Beneficial Owner	Office, If Any	Owned	of Class	Notes

Don M. Bailey	Chairman of the Board	243,761	3.5%	(1)
Marc W. Booth	Vice President, Engineering	15,687	*	(2)
	Comarco Wireless Technologies, Inc.
Michael J. Burdiek	Vice President	88,398	1.3%	(3)
Gen. Wilbur L. Creech (Ret.)	Director	54,500	*	(4)
Thomas A. Franza	President and Chief Executive Officer	52,894	*	(5)
Gerald D. Griffin	Director	65,500	*	(6)
Jeffrey R. Hultman	Director	3,750	*	(7)
Daniel R. Lutz	Vice President and	11,433	*	(8)
	Chief Financial Officer
Directors and Executive Officers as a Group (14 persons)		613,504	8.79%	(9)
COMARCO, Inc.		218,246	3.0%	(10)
Employee Savings and Retirement Trust
T. Rowe Price Associates		694,400	10. %	(11)
100 East Pratt Street Baltimore, MD 21202
Liberty Wanger Asset Management, L.P.		1,293,950	18.5%	(12)
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Bear Stearns Asset Management, Inc.		459,725	6.5%	(13)
575 Lexington Avenue New York, NY 10022
Kern Capital Management, LLC		779,550	11.2%	(14)
114 West 47th Street, Suite 1926 New York, NY 10036

Notes:

*	Indicates less than one percent of the outstanding shares of Common Stock.

(1)	Includes 211,125 shares that Mr. Bailey has the right to acquire within 60 days after March 31, 2002, by stock option exercise.

(2)	Includes 15,000 shares that Mr. Booth has a right to acquire within 60 days after March 31, 2002, by stock option exercise.

(3)	Does not include options to acquire shares in the Company’s subsidiary, Comarco Wireless Technologies, Inc. See section entitled “Stock Options”.

(4)	Includes 50,000 shares, which Gen. Creech has a right to acquire within 60 days after March 31, 2002, by stock option exercise.

(5)	Includes 52,894 shares that Mr. Franza has the right to acquire within 60 days after March 31, 2002, by stock option exercise. Does not include options to acquire shares in the Company’s subsidiary, Comarco Wireless Technologies, Inc. See section entitled “Stock Options”.

(6)	Includes 62,000 shares that Mr. Griffin has a right to acquire within 60 days after March 31, 2002, by stock option exercise.

(7)	Includes 3,750 shares that Mr. Hultman has a right to acquire within 60 days after March 31, 2002, by stock option exercise.

(8)	Includes 7,000 shares that Mr. Lutz has a right to acquire within 60 days after March 31, 2002, by stock option exercise.

(9)	Includes an aggregate of 450,019 shares held by the Company’s executive officers and Directors that are subject to options exercisable within 60 days after March 31, 2002.

(10)	Represents shares held in the Employee Savings and Retirement Trust (the “Trust”), of which the Company is the administrator. Under the beneficial ownership rules promulgated by the Securities and Exchange Commission, the Company could be deemed to be a beneficial owner of such shares. All such shares are allocated to the accounts of Plan participants and are subject to and voted in accordance with the direction of the participants. The assets of the Trust are under the trusteeship of Smith Barney Corporate Trust Company. The number of shares listed is as of March 31, 2002.

(11)	Based on a Schedule 13GA (Amendment 9) filed with the Securities and Exchange Commission on January 10, 2002. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. (“Price Associates”) serve as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, beneficial owner of such securities. The reported ownership data is as of December 31, 2001.

(12)	Based on a Schedule 13GA (Amendment 7) filed with the Securities and Exchange Commission on December 31, 2001 on behalf of Liberty Wanger Asset Management, L.P. (WAM). WAM is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. WAM Acquisition GP, Inc. is the general partner of the investment adviser. Included are COMARCO shares held in Liberty Acorn Investment Trust, for which WAM is deemed to be a beneficial owner. The reported ownership data is as of December 31, 2001.

(13)	Based on a Schedule 13G (Amendment 1) filed with the Securities and Exchange Commission on behalf of Bear Stearns Asset Management, Inc. on December 31, 2001. The reported ownership data is as of December 31, 2001.

(14)	Based on a Schedule 13G (Amendment 3) filed with the Securities and Exchange Commission on December 31, 2001 on behalf of Kern Capital Management, LLC, Robert E. Kern, Jr. (R. Kern) and David G. Kern (D. Kern). R. Kern and D. Kern are principals and controlling members of Kern Capital Management and for purposes of the reporting requirements of the Securities Exchange Act of 1934, R. Kern and D. Kern may be deemed to be a beneficial owner of such securities; however, R. Kern and D. Kern expressly disclaim that they are, in fact, beneficial owners of such securities. The reported ownership data is as of December 31, 2001.

EXECUTIVE COMPENSATION

      The Company’s executive compensation structure consists of salaries, cash incentive awards and stock option awards. The Compensation Committee administers this structure. The Company’s CEO recommends compensation levels for the Company’s officers, except for himself, to the Compensation Committee. The Committee reviews these recommendations and approves final compensation levels for these officers. In addition, the Compensation Committee sets the compensation level for the CEO. Incentive compensation is based upon pre-established quantitative goals, typically earnings, profitability, and asset utilization, as well as qualitative goals, such as customer satisfaction.

      The information on compensation set forth below is furnished for the fiscal year ended January 31, 2002 for the Chief Executive Officer, and the four most highly compensated executive officers whose cash compensation exceeded $100,000.

Summary Compensation Table

				Long Term Compensation

		Annual Compensation		Shares of
	Fiscal			Common Stock	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Underlying Options(#)	Compensation($)(2)

Thomas A. Franza(3)	2002	315,000	239,000	25,000	8,500
President & Chief	2001	300,000	285,000	30,000	8,500
Executive Officer	2000	260,000	0	30,000	8,000

Marc W. Booth	2002	175,000	105,000	10,000	1,700
Vice President	2001	163,000	122,000	7,500	4,150
Comarco Wireless	2000	37,500	25,000	22,500	0
Technologies, Inc.

Sebastian Gutierrez	2002	213,000	50,000	10,000	8,500
Vice President	2001	121,000	75,000	24,000	8,500
Comarco Wireless	2000	253,000	0	0	8,000
Technologies, Inc.

Thomas Lanni	2002	222,000	75,000	10,000	5,100
Vice President	2001	121,000	100,000	24,000	7,366
Comarco Wireless	2000	115,000	0	0	4,380
Technologies, Inc.

Daniel R. Lutz(4)	2002	157,500	120,000	25,000	8,500
Vice President &	2001	87,500	87,000	15,000	0
Chief Financial Officer	2000	0	0	0	0

Notes:

(1)	Includes commissions as well as base salary and compensation from deferred compensation plan paid during the current year.

(2)	Consists of the Company’s matching contributions to its 401K plan.

(3)	Mr. Franza has an agreement with the Company providing that, if he is terminated or constructively terminated following a change in control of the Company, then he is entitled to $725,000 cash compensation.

(4)	Mr. Lutz has an agreement with the Company providing that, if he is terminated or constructively terminated following a change in control of the Company, then he is entitled to $250,000 cash compensation.

STOCK OPTIONS

      The following tables set forth for each person named in the executive compensation table above, information concerning (i) options granted by the Company during the fiscal year ended January 31, 2002 and (ii) information concerning fiscal year end option values. No Options were exercised by such persons during the fiscal year ended January 31, 2002.

Option Grants for Fiscal Year Ended January 31, 2002

					Potential Realizable
					Value at Assumed Rates
					of Price Appreciation
		Percent of Total			for Option Term(4)
	Options	Options Granted	Exercise	Expiration
Name	Granted(1)	to Employees	Price(2)	Date(3)	5%	10%

Thomas A. Franza	20,000	14%	$15.07	6/28/11	$189,549	$480,354
	5,000	3%	$11.60	11/28/11	$36,476	$92,437
Marc W. Booth	10,000	7%	$11.60	11/28/11	$72,952	$184,874
Sebastian Gutierrez	10,000	7%	$11.60	11/28/11	$72,952	$184,874
Thomas Lanni	10,000	7%	$11.60	11/28/11	$72,952	$184,874
Daniel R. Lutz	15,000	10%	$13.30	4/18/11	$125,464	$317,952
	10,000	7%	$11.60	11/28/11	$72,952	$184,874

Notes:

(1)	The options vest in equal annual increments of 25% over the four-year period following their date of grant.

(2)	Represents the fair market value of an underlying share of Common Stock on the date of grant.

(3)	All options terminate ninety days after termination of employment other than by reason of death or disability.

(4)	Represents the potential realizable value assuming the stated rates of price appreciation compounded annually for the entire ten-year term, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the Securities and Exchange Commission, and do not reflect the Company’s estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.

Option Exercises and Values for Fiscal Year Ended January 31, 2002

					Value of
			Number of Options		Options(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Vested	Unvested	Vested	Unvested

Thomas A. Franza(2)	0	N/A	42,769	67,875	$0	$0
Marc W. Booth	0	N/A	13,125	26,875	$0	$0
Sebastian Gutierrez	0	N/A	12,000	28,000	$0	$0
Thomas Lanni	0	N/A	9,000	28,000	$0	$0
Daniel R. Lutz	0	N/A	3,750	36,250	$0	$0

(1)	These values are calculated using the January 31, 2002 closing price of Common Stock on the Nasdaq National Market of $11.37 per share, less the exercise price of the options, multiplied by the number of shares to which the options relate.

(2)	Mr. Franza has been granted options to purchase 76,000 shares of common stock of one of the Company’s subsidiaries, Comarco Wireless Technologies, Inc., under its stock option plan. All of the options are fully vested. Based on an appraisal as of January 31, 2002, the shares underlying the vested options are valued at $1,178,672.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To: The Board of Directors

      As members of the Compensation Committee, it is our duty to approve and administer compensation programs involving the Company’s senior executives. Compensation may include a base salary, a variable incentive bonus, and stock options.

      The Committee adheres to the following philosophy regarding compensation of the Company’s executive officers:

•	to provide competitive total pay opportunities in order to attract, retain, and motivate high quality executive talent critical to the Company’s success;

•	to pay for performance through a compensation mix that emphasizes competitive cash incentives and merit-based salary increases and de-emphasizes entitlements and perquisites;

•	to create a mutuality of interest between executives and shareholders through a stock option program; and

•	to focus the executive’s attention on overall corporate objectives as well as the executive’s specific operational objectives.

      Compensation is designed to fall in the median to high range of that paid to comparable executives in other similarly sized and like industry corporations. The Committee also considers the performance of its competitors and general economic market conditions. The Committee’s policies with respect to each of these elements, including the basis for the compensation paid and awarded to Mr. Franza, the Company’s President and CEO during fiscal year 2002, are described below. While the elements of compensation are considered separately, the Committee takes into account the total compensation package afforded by the Company to the individual.

Base Salaries

      Base pay is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established each year based on a salary range, which corresponds to the executive officer’s job responsibilities and overall job performance.

      Concerning Mr. Franza, the Company’s President and CEO, the Committee took into account a comparison of base salaries of chief executive officers of the other companies contained in a national salary survey. It also considered the Company’s success in meeting several financial goals, including return on capital employed and earnings per share, and the assessment of Mr. Franza’s individual performance, including his progress on the execution of long-term strategies to enhance shareholder value. Consistent with these criteria, Mr. Franza received a salary of $315,000 in the fiscal year ended January 31, 2002.

Incentive Compensation

      The Company’s officers and other key employees are eligible for annual cash incentive compensation, based upon individual and corporate performance goals that are established at the beginning of each fiscal year. Corporate performance consists primarily of the financial results and new business development achieved by the Company for such fiscal year.

      The Committee takes into account a number of criteria in determining Mr. Franza’s annual incentive compensation, which include financial indicators such as net income and earnings per share. In addition, Mr. Franza’s role in positioning the Company for sustainable long-term growth is considered. Goals for determining Mr. Franza’s annual incentive compensation are set at the beginning of each fiscal year. The Committee determined to award Mr. Franza annual incentive compensation of $239,000 for the last fiscal year.

Stock Options

      Stock options are designed to align the interests of the Company’s executives with those of its shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. The sizes of the option awards are entirely at the discretion of the Committee. The Committee takes into account the total compensation offered to its executives when considering the number of options awarded each year.

      Stock option awards to officers and employees were made in the last fiscal year based upon the criteria described above. The awards to the Company’s Chairman, CEO, CFO and the other four most highly compensated executive officers are shown in the preceding section entitled “Stock Options”.

      The Compensation Committee continuously reviews the Company’s executive compensation policies and plans to determine if revisions may be necessary due to Section 162 of the Internal Revenue Code of 1986, which limits the deductibility of compensation paid to certain executives to $1 million. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders.

Submitted by the Committee:

Wilbur L. Creech, Chairman
Gerald D. Griffin
Jeffrey R. Hultman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee served as an officer or employee of the Company or its subsidiaries during the last fiscal year.

      The Company did not engage in any transactions that required disclosure under Item 404 of Regulation S-K during the last fiscal year.

      There were no compensation committee interlocks with other companies within the meaning of the Securities and Exchange Commission’s rules during the last fiscal year.

PERFORMANCE COMPARISON

      The following table and graph show a comparison of total shareholder returns for COMARCO’s Common Stock, the Russell 2000 Composite Stock Index and a peer group of companies discussed below (the “Peer Group”). The presentation assumes $100 was invested on January 31, 1997 in COMARCO Common Stock, the Russell 2000 Composite Stock Index, and the Common Stock of the Peer Group.

      As a result of the many mergers and acquisitions taking place in the wireless, telecommunications industry, the Peer Group was modified last year to reflect the changes in the market for this year and subsequent years. The Peer Group consists of six companies of similar business focus as COMARCO. The returns of each company within the Peer Group have been averaged assuming an equal dollar investment in each company at the beginning of the time period or at the time they became publicly traded. Dividends paid by those peer companies that pay dividends are assumed to be reinvested at the end of the ex-dividend month without any transaction cost.

      The Peer Group consists of LCC International, Inc., Agilent Technologies, Inc., Wireless Facilities, Inc., Allen Telecom, Inc., LM Ericsson Telephone Co. and Ascom.

      As shown on the following graph, an investment of $100 in COMARCO Common Stock on January 31, 1997 would be worth $92 as of January 31, 2002. For the five-year period ending January 31, 2002, the total cumulative loss for holders of COMARCO Common Stock amounted to -7.81% or the equivalent of -1.61% per year compounded annually. By comparison, $100 invested in the Peer Group composite would be worth $47 as of January 31, 2002. For the five-year period ending January 31, 2002, the total cumulative return for the Peer Group composite was -50.76% or the equivalent of -13.93% per year compounded annually.

      The following graph depicts the relative performance of COMARCO in relation to the Peer Group and to the Russell 2000 Stock Index for the periods indicated.

	1/31/97	1/31/98	1/31/99	1/31/00	1/31/01	1/31/02

COMARCO	$100	$121	$129	$136	$149	$92
Peer Group	$100	$88	$81	$116	$91	$47
Russell 2000 Index	$100	$96	$96	$91	$95	$101

EXECUTIVE OFFICERS

      The following table sets forth information concerning the executive officers (who are not Directors) of the Company and its principal subsidiary, Comarco Wireless Technologies, Inc. at May 3, 2002.

Name	Age	Capacity

Marc W. Booth	44	Vice President, Comarco Wireless Technologies, Inc.
Michael J. Burdiek	43	Vice President, COMARCO, Inc. Sr. Vice President, Comarco Wireless Technologies, Inc.
Patricia Cobb	45	Vice President, Comarco Wireless Technologies, Inc.
Sebastian E. Gutierrez	40	Vice President, Comarco Wireless Technologies, Inc.
Thomas W. Lanni	49	Vice President, Comarco Wireless Technologies, Inc.
Daniel R. Lutz	38	Vice President and Chief Financial Officer, COMARCO, Inc.
Peggy L. Vessell	57	Vice President, Comarco Wireless Technologies, Inc. and Secretary, COMARCO, Inc.

      Mr. Booth joined Comarco Wireless Technologies, Inc. (“CWT”) as Vice President of Engineering in October 1999. Before joining the Company, he spent eight years at Sony, serving as Director of Engineering and later, Vice President of Engineering, of Sony’s wholly owned subsidiary, Trans Com, Inc. Prior to Sony, he served in several engineering management positions at Hughes Aircraft Company.

      Mr. Burdiek joined the Company in 1986 and served in management positions in Production Operations and Business Development from 1987 through 1992. In 1998, he was promoted to Sr. Vice President of Programs at CWT, and in 1999, General Manager of CWT’s Consulting Services (Engineering Services) business unit. In 1993 Mr. Burdiek was promoted to Vice President, COMARCO and General Manager of the Test and Measurement division of Comarco Wireless Technologies, Inc (CWT). Prior to joining the Company, Mr. Burdiek was a design engineer with Hughes Aircraft (1982 through 1984), and Printrak International (1985).

      Ms. Cobb joined Comarco Wireless Technologies as Vice President of Operations in January 2001. Before joining Comarco, Ms Cobb was Vice President of Operations for MGE UPS systems, a global provider of power quality solutions. She also provided key leadership in various management positions throughout Square D Company in quality, engineering, manufacturing and after-sales service (1980-1993).

      Mr. Gutierrez joined Comarco Wireless Technologies in 1996 as Director of Business Development and was promoted to Vice President of the Company’s Call Box Division in 1998. Before joining COMARCO, he spent eight years at Pacific Bell (1987 - 1996) working in various management positions as a member of their Accelerated Management Program. He also held engineering positions at TRW’s Space and Technology Division (1984 - 1987).

      Mr. Lanni joined Comarco in 1994, working on the development of the company’s ChargeSource technology and is currently the Vice President and General Manager of the Company’s Power Division. Mr. Lanni has over 20 years experience in power systems technology.

      Mr. Lutz joined the Company as Vice President and Chief Financial Officer in June 2000. He also serves as Vice President and Chief Financial Officer of Comarco Wireless Technologies, Inc. Before joining the Company, Mr. Lutz was Vice President of Sunstone Hotel Investors, Inc., formerly a publicly traded real estate investment trust. Prior to Sunstone, Mr. Lutz was a manager with Ernst & Young LLP. He is also a Certified Public Accountant in the state of California.

      Ms. Vessell has been with the Company since 1987 and recently became the Corporate Secretary. Ms. Vessell has served as Vice President of Administration for CWT since 2000. Between l995 and 2000 as Director of Administration she oversaw CWT’s Health and Welfare Programs and Employee Relations. Before joining CWT she spent nine years at COMARCO, Inc. in various Accounting and Human Resource positions.

AUDIT COMMITTEE REPORT

      The Board of Directors has established an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors believes that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members be “independent directors” as that term is defined by NASD Rule 4200(a)(14). In accordance with the written charter of the Audit Committee adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for management oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of COMARCO, Inc.

      It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements. The Committee received from the independent auditors the written disclosure and letter required by Independence Standards Board Standard No. 1 and discussed with the independent auditors, their independence.

      The Committee reviewed the audited financial statements of COMARCO, Inc. as of and for the year ended January 31, 2002, with management and independent auditors. Management has the responsibility for the preparation of the financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that COMARCO, Inc.’s financial statements be included in its Annual Report on Form 10-K for the year ended January 31, 2002, for filing with the Securities and Exchange Commission.

      The Audit Committee has considered whether the provision by KPMG LLP of non-audit services is compatible with maintaining the independence of KPMG LLP, as the Company’s principal accounting firm, and has determined that the provision of the non-audit services is compatible with the firm’s independence.

Submitted by the Audit Committee

Gerald D. Griffin, Chairman
Erik H. van der Kaay, Member
Jeffrey A. Hultman, Member

Audit Fees

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended January 31, 2002 by the Company’s principal accounting firm, KPMG LLP:

•	Audit fees and quarterly review	$133,000

•	Financial information systems design and implementation(1)	$0
•	All other fees:
	— Audit related fees(2)	$11,000
	— Other non-audit services(3)	$157,700

•	All other Fees	$168,700

•	Total	$301,700

(1)	Financial information systems design and implementation consisted of consulting for enterprise-wide financial information system.

(2)	Audit related fees consisted of audits of financial statements of employee benefit plans.

(3)	Other non-audit fees consisted of tax compliance services.

SELECTION OF AUDITORS

      KPMG LLP has been selected as the Company’s independent certified public accountants for the fiscal year ending January 31, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS FOR SUBMISSION AT 2003 ANNUAL MEETING

      If a shareholder desires to submit a proposal at the Company’s 2003 Annual Meeting to be included in the proxy statement for that meeting, such proposal must be received by the Secretary in writing at the Company’s corporate office no later than February 19, 2003. The proposal must also comply with applicable regulations in order to be included in the Proxy Statement for that meeting. If a shareholder notifies the Company in writing prior to April 7, 2003, that he or she intends to present a proposal at the Company’s 2003 Annual Meeting, the proxy-holders designated by the Board of Directors may exercise their discretionary voting authority with regard to the shareholder’s proposal only if the Company’s proxy statement discloses the nature of the shareholder’s proposal and the proxyholder’s intentions with respect to the proposal. If the stockholder does not notify the Company by such date, the proxyholders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

OTHER MATTERS

      The Board of Directors of the Company does not know of any matter to be acted upon at the meeting other than the matters described above. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in accordance with their judgment.

      The Company’s 2002 Annual Report to Shareholders is enclosed with this Proxy Statement.

      IN ORDER TO AVOID ADDED EXPENSE OR ADDITIONAL SOLICITATION OF PROXIES, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED.

BY ORDER OF THE BOARD OF DIRECTORS

PEGGY L. VESSELL,
Secretary

May 23, 2002

COMARCO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR JUNE 19, 2002

     The undersigned shareholder(s) of COMARCO, Inc. a California corporation, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 23, 2002, hereby appoints Don M. Bailey and Peggy L. Vessell as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of COMARCO, Inc. to be held on June 19, 2002 at 10:00 AM at the Hilton Orange County Airport and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying Proxy Statement:

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below	☐ WITHHELD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for an individual nominee, mark the box next to the nominee’s name below. Names not marked will receive a vote FOR)

☐ Don M. Bailey ☐ Wilbur L. Creech	☐ Thomas A. Franza ☐ Gerald D. Griffin	☐ Jeffrey R. Hultman ☐ Erik H. van der Kaay

IMPORTANT — PLEASE SIGN ON THE OTHER SIDE

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        In the event the Directors are to be elected by cumulative voting, the Proxies will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD.

Dated: ______________________________________________________________________________, 2002

(Signature)

(Signature)

(Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.